Exhibit 99.1
Archipelago Learning Acquires Educationcity Ltd
Acquisition expands Archipelago Learning into core classroom and individualized instruction and provides entry into global education market
DALLAS, Texas — June 10, 2010 — Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based online education company whose core product, Study Island, provides standards-based instruction, practice, assessments and productivity tools to improve the performance of educators and students, today announced that it has acquired privately-held UK based Educationcity Ltd, a leading developer and publisher of EducationCity.com, an online K-12 educational content and assessment program, for approximately $87 million in cash and Archipelago Learning’s common stock. The transaction was approved by Archipelago Learning’s Board of Directors and closed on June 9, 2010.
Exclusively delivered online, EducationCity is a classroom, computer lab and homework resource, harnessing interactivity, animation and humor to provide basic instruction in reading, math and science to children between 3 and 12 years old. The program also incorporates powerful teacher features to support lesson delivery. Like Study Island, EducationCity can be accessed via any web browser — anytime, anywhere — is highly engaging, is proven to improve students’ learning performance, and is very affordable.
Tim McEwen, Archipelago Learning’s chief executive officer, stated, “We are delighted to be acquiring a company with highly complementary products that fit perfectly with our strategy of delivering high-impact low cost content-rich online tools to improve student learning. Similar to Study Island, EducationCity maps to standards, combines rigorous content and interactive animations, fun games, and motivational rewards to drive academic success in a fun and engagement manner. Unlike Study Island, EducationCity core classroom and individualized instruction is geared toward the initial teaching phases of academic content. EducationCity helps students learn basic skills and concepts while Study Island helps assess, reinforce and master this knowledge. When used in conjunction with one another, EducationCity and Study Island provide a powerful comprehensive teaching and reinforcement solution to maximizing student learning and teacher performance.”
McEwen continued, “EducationCity’s strong penetration in the UK with 8,200 current schools and its ability to expand to other English speaking countries provides the start of a global platform for Archipelago Learning to begin exploring international expansion opportunities. In the US, EducationCity has grown to over 4,800 schools in less than three years and has the opportunity for significant growth as we seek to expand the number of schools and sell new products to existing schools. By combining EducationCity products with Study Island’s, we will have two of the leading K-12 online education products in the US market; thereby strengthening our product offering and bolstering our positioning within our core K-12 online education market.”

Headquartered in Rutland, UK, with a US office in Naperville, IL, EducationCity employs approximately 105 professional staff serving K-12 customers located throughout the UK and US With 13,000 school customers today, EducationCity increases Archipelago Learning’s penetration and product offering product offering to the global K-12 market. Moreover, the increased scale from combined operations provides the potential for both businesses to realize longer-term incremental revenue growth and infrastructure cost benefits.
Matt Drakard and Simon Booley, co-founders of EducationCity, stated, “We are very excited to be joining forces with Archipelago Learning. The combination of EducationCity’s core academic content and learning activities with Study Island makes for a compelling, comprehensive instructional program for pre-school through middle school teachers and students. EducationCity and Study Island work in tandem to introduce, extend, enrich, remediate, and reinforce the learning process through proven, research-based content that ensures that every learner can be successful in mastering the most rigorous standards of learning.”
Continuing, Drakard and Booley commented, “Most importantly, we believe that EducationCity and Study Island represent the future of K-12 curriculum content and assessment across the globe. Everything we do is, and will be, inspired by our shared mission to delight children globally with the opportunity of learning, to engage and inspire children in their personal development, and to enable teachers and parents to nurture future generations, and create value for shareholders.”
EducationCity is planned to be a stand-alone business unit of Archipelago Learning. Its headquarters will remain in Rutland, UK and Naperville, IL. Company founders Matthew Drakard and Simon Booley will continue to lead EducationCity and report to Archipelago Learning’s CEO, Tim McEwen.
Additional information on EducationCity
•	EducationCity was founded in 1999 by Matthew Drakard and Simon Booley

•	Serves pre-k to 6th grade students with core products that build math, language arts and science skills

•	In an independent survey of Study Island customers, EducationCity was recognized as the next most valuable K-12 online product in the US after Study Island (Market Measurement Survey; November 2009)

•	Serves 13,000 schools in the US (4,800) and UK (8,200)

•	Subscriptions are for a whole school or district site license

•	Pricing is $325 per subject, per grade level for an individual school.

•	Offers a Homework Module, which enables students to access product outside of school, which costs $4 extra per student

•	Offers a “home version” of the product directly to consumers, which costs $59 per year for a grade level suite of reading, math and science products
Key Elements of the Transaction

Archipelago Learning purchased EducationCity for a total consideration of $87 million, including $5 million of deferred cash consideration to be paid $2.5 million on each of December 31, 2010 and December 31, 2011. The $82 million upfront consideration consists of 1,242,408 shares of newly issued Archipelago Learning common stock (valued at $17 million based on our closing share price on June 9, 2010) and $65 million of cash. The shares were issued pursuant to an exemption from registration and are subject to restrictions on transfer under securities laws and a contractual lock-up agreement. In connection with the transaction, the sellers were also granted registration rights with respect to the shares received in the transaction. The upfront cash consideration was financed using approximately $40 million of Archipelago Learning’s cash reserves plus $25 million of incremental debt. The Company’s credit agreement was amended to include an additional term loan of $15 million, an additional revolving loan of $10 million and an additional uncommitted term loan of $25 million.
Updated Outlook
Management currently expects the EducationCity acquisition to add approximately $8.5 million to $9.5 million in invoiced sales and $2.0 million to $3.0 million in adjusted EBITDA in fiscal 2010. At the midpoint of these ranges, the acquisition is expected to be accretive to free cash flow per diluted share by approximately $0.09 in fiscal 2010 and by approximately $0.16 in fiscal 2011. The transaction is expected to be dilutive by approximately $0.06 to fiscal 2010 diluted EPS and approximately $0.04 to fiscal 2011 due to EducationCity’s high growth profile and the associated lag in GAAP recognized revenue.
Today, management is also reconfirming Archipelago Learning’s core business full-year free cash flow guidance but revising the company’s full-year GAAP revenue and EPS guidance. While comfortable with the current second quarter 2010 consensus GAAP revenue and EPS estimates, management believes it’s prudent to adopt a more conservative outlook for the second half of the year based on recent order and renewal trends. Since our May 11th first quarter earnings conference call, we have seen an increasing trend of schools delaying renewals and new purchases. Given the timing lag between invoiced sales and GAAP revenue, this trend is expected to impact GAAP revenue recognition in the second half of this year. Accordingly, management currently expects the following for the year ending December 31, 2010:
•	Revenue of $52 to $56 million

•	Adjusted diluted EPS[1] of $0.40 to $0.44

•	Diluted EPS of $0.36 to $0.40

•	Cash flow from operations of $23 to $25 million (unchanged)

•	Capital expenditures of approximately $2 million (unchanged)

•	Total schools of 24,000 to 25,000 (unchanged)
On a combined basis and as of June 9, 2010, Archipelago Learning currently expects the following for the fiscal year ending December 31, 2010:
•	Revenue[2] of $58 to $62 million

•	Adjusted diluted EPS[1] of $0.34 to $0.38

•	Diluted EPS[2] of $0.30 to $0.34

•	Cash flow from operations of $27 to $29 million

•	Capital expenditures of approximately $3 million

•	Total schools of 35,000 to 38,000[3]

(1)	Adjusted diluted EPS excludes stock compensation expense, the gain/loss on our interest rate swap, any non-cash deferred revenue write-down resulting from the EducationCity acquisition and non-recurring items.

(2)	Revenue and diluted EPS shown before any write-down to EducationCity’s deferred revenue that may result from purchase adjustments at close.

(3)	Assumes 20-25% overlap of Study Island and EducationCity Schools in the US.
Conference Call Information
Archipelago Learning will host a conference call to discuss the acquisition of EducationCity at 8:00 a.m. Eastern Daylight Time today, June 10, 2010. A PowerPoint presentation that corresponds to the conference call can be found on the Investor Relations section of the company’s website at http://www.archipelagolearning.com. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 (US toll-free) or (201) 689-8560 (international toll) approximately ten minutes prior to the start of the call. A replay of this call will be available starting around 11:00 a.m. Eastern Daylight Time June 10, 2010 and will remain active through June 24, 2010. The replay can be accessed by dialing (877) 660-6853 (US toll-free) or (201) 612-7415 and entering account number 3055 and conference code 352123.
A live webcast of the conference call as well as a copy of this press release and a PowerPoint Summary that will be presented during the conference call is available at the Investor Relations section of the Company’s website at http://www.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software. A replay of the webcast will be archived on the Company’s website.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms. Study Island, the core product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner. Study Island products are utilized by over 10 million students in approximately 21,800 schools in all 50 states, Washington D.C. and Canada. For more information, please visit www.archipelagolearning.com. Archipelago Learning is headquartered in Dallas, Texas.
About EducationCity
EducationCity is a leading developer and publisher of educational content with offices in Naperville, USA and Rutland, UK. The company employs over 100 people comprising talented artists, programmers, producers, trainers and school support teams, and has a large network of specialized education advisors (Educationalists) spanning both continents. The company continues to invest in both its online services and delivery capabilities. This includes providing additional features and functionality, new products and expanding server capacity in secure, enterprise level London and Dallas data centers to ensure customers continue to enjoy a high level of service. For more information, please visit www.educationcity.com.
Company Contacts

Investors:	Media:
John Rouleau	Leslie Eicher, APR
Integrated Corporate Relations	Eicher Communications Inc.
203-682-8342	314-965-1776
John.Rouleau@icrinc.com	Leslie@EicherCommunications.com
Forward Looking Statements
This release and the related conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements regarding the acquisition of EducationCity and revised outlook as well as any statements other than statements of historical fact are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. They are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) risks associated with the acquisition of EducationCity, including our ability to successfully integrate EducationCity, our ability to retain customers and employees, the risk that the expected revenue or business benefits will not materialize, the potential for undisclosed or unanticipated liabilities, the sufficiency of the holdback to cover any claims, risks associated with the increase in our indebtedness and the decrease in our cash balances and the potential for future impairment charges or other accounting adjustments related to the acquisition, (ii) our customers’ reliance on, and the availability of, state, local and federal funding; (iii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iv) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (v) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (vi) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vii) lower customer renewal rates or a decrease in sales for our Study Island products; (viii) decisions at district or state levels to use our competitors’ products rather than ours, (ix) seasonal fluctuations, (x) system or network disruptions and technology issues, (xi) delays in product development or product releases and the success of new product introductions, (xii) acquisition related risks, (xiii) intellectual property related risks, (xi) our ability to retain key employees, (xiv) risks related to our indebtedness, (xiv) legal risks, and (xv) risks related to global and US economic conditions.
Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.